Exhibit 99.1

P. O. Box 965, Valley Forge, PA 19482    (610) 337-7000

AmeriGas Partners, L.P. to Issue Notes

VALLEY FORGE, Pa., December 13 – AmeriGas Partners, L.P. (NYSE: APU) (“AmeriGas Partners”) announced today that it and its wholly owned subsidiary, AmeriGas Finance Corp. (the “Co-Issuer”), intend to offer, subject to market and other conditions, $550,000,000 in aggregate principal amount of senior notes due 2025 in a registered public offering. The net proceeds from the offering will be used to finance AmeriGas Partners’ tender offer for up to $500,000,000 aggregate principal amount of its 7.00% Senior Notes Due 2022 and any remaining net proceeds will be used for reducing AmeriGas Partners’ and its subsidiaries’ remaining indebtedness from time to time and for general business purposes.

Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the notes offering.

This offering is being made under an effective shelf registration statement filed with the U.S. Securities and Exchange Commission, and this offering is being made only by means of a prospectus supplement for this offering and a related base prospectus dated June 20, 2016. Copies of the prospectus supplement and the related base prospectus may be obtained by contacting: Wells Fargo Securities, LLC, at 608 2nd Ave S, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service or by calling 1-800-645-3751 Opt 5 or by email at wfscustomerservice@wellsfargo.com.

This announcement is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any note in any jurisdiction in which such an offer or solicitation, or the sale of these notes, would be unlawful without registration or qualification under the securities laws of such jurisdiction.

About AmeriGas Partners

AmeriGas Partners is the nation’s largest retail propane marketer, serving approximately 1.9 million residential, commercial, industrial, agricultural, wholesale and motor fuel customers in all 50 states from approximately 1,900 propane distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners and the public owns the remaining 74%.

AmeriGas Partners, L.P. to Issue Notes	Page 2

Forward-Looking Statements

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas Partners’ Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, the capacity to transport propane to our market areas, increased customer conservation measures, changes in laws and regulations, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, competitive pressures, failure to acquire new customers and retain current customers, liability for environmental claims, adverse labor relations, customer, counterparty, supplier, or vendor defaults, capital market conditions, changes in commodity market prices, the interruption, disruption, failure or malfunction of our information technology systems (including due to cyber attack), liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, terrorism, and other catastrophic events that may result from operating hazards and risks incidental to transporting, storing and distributing propane, butane and ammonia, and our ability to successfully integrate acquisitions and achieve anticipated synergies. AmeriGas Partners undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

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Source: AmeriGas Partners, L.P.

AmeriGas Partners, L.P.

Will Ruthrauff, 610-337-7000 ext. 6571

Shelly Oates, 610-337-7000 ext. 3202

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